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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 20, 1998, except with respect to certain matters discussed in Note 7 and matters discussed in Note 14 as to which the date is April 14, 1998, included in this Form 10-K/A, into the Company's previously filed Registration Statement File No. 333-18029 on Form S-8 and Registration Statement File No. 333-20825 on Form S-3.



ARTHUR ANDERSEN LLP


Houston, Texas
April 28, 1998